Calculation of Filing Fee Tables
S-8
Lumentum Holdings Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.001 par value per share, reserved for issuance pursuant to the Lumentum Holdings Inc. 2025 Equity Incentive Plan	Other	3,600,000	$ 226.29	$ 814,644,000.00	0.0001381	$ 112,502.34
Total Offering Amounts:						$ 814,644,000.00		$ 112,502.34
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 112,502.34
Offering Note
[1]	Reflects shares of common stock reserved for issuance pursuant to future awards under the Registrant's 2025 Equity Incentive Plan (the "2025 Plan"). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable under the 2025 Plan, by reason of any stock split, stock dividend or similar adjustment effected without the Registrant's receipt of consideration that results in an increase in the number of outstanding shares of the Registrant's common stock. The proposed maximum offering price per unit is estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the Registrant's registration fee on the basis of $226.29 per share, which is the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq Global Select Market on November 14, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A